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                                                                    Exhibit 23.4



                                  June 4, 1999



Board of Directors
FirstBancorporation, Inc.
1121 Boundary Street
Beaufort, South Carolina  29902

Members of the Board:

         We hereby consent to the inclusion of our opinion letter to the Board of Directors of FirstBancorporation, Inc. (the "Company") as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with and into First National Corporation contained in the Registration Statement on Form S-4 of the Company filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus.


                                            Respectfully submitted,

                                            RP FINANCIAL, LC

                                            /s/ RP FINANCIAL, LC